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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Coyote Sports, Inc.:


We consent to the use of our report dated March 16, 1999 relating to the consolidated balance sheets of Coyote Sports, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, other comprehensive loss, stockholders' equity (deficit), and cash flows for the years then ended, included herein, and to the reference to our firm under the heading "Experts" in the prospectus.



                                   KPMG LLP


Boulder, Colorado
May 3, 1999